Exhibit 99.1

Middleburg Financial Corporation Announces 2009 First Quarter Earnings

Contact:	Joseph L. Boling, Chairman & CEO	540-687-6377 or
ceo@middleburgbank.com

	Gary R. Shook, President	540-687-4801 or
pres@middleburgbank.com

	Jeffrey H. Culver, EVP & COO	703-737-3470 or
coo@middleburgbank.com

MIDDLEBURG, VIRGINIA (April 23, 2009) – Middleburg Financial Corporation (the “Company”), (NASDAQ – MBRG), parent company of Middleburg Bank (the “Bank”), today reported its financial results for the first quarter of 2009.

First Quarter 2009 Highlights:

•	Net income of $984,000 for the quarter;
•	Quarter-to-date diluted earnings per share of $0.17;
•	Net interest margin of 4.45% for the quarter;
•	Mortgages held for resale increased $26.1 million since year end;
•	Total deposit growth of $28.5 million or 3.7% for the quarter;
•	Short-term borrowings and long term debt decreased $35.6 million since year end and;
•	Tier I capital of 13.3%, leverage ratio of 10.5%

“While we are certainly gratified by our sequential and year over year improvement in earnings, we are not out of the woods as of yet in terms of this economic cycle,” commented Joseph L. Boling, Chairman and Chief Executive Officer of Middleburg Financial Corporation.  “The strong performance of Southern Trust Mortgage, LLC through refinancing and purchase money mortgages allowed the Bank to continue its aggressive write-downs of problem loans this quarter.  Additionally, we are using our Capital Purchase Program funds from the United States Treasury to fund these mortgages, which is exactly the purpose intended, to assist clients in the purchase of new homes as well the refinance of their existing homes.”

Net Interest Income and Net Interest Margin

Improved demand for mortgages resulted in an increase in interest and fees on loans of $914,000 to $13.0 million during the three months ended March 31, 2009, compared to $12.0 million during the three months ended December 31, 2008. The Company received $22.0 million in Capital Purchase Program funds from the U.S. Treasury at the end of January and subsequently used the proceeds, along with additional cash raised through deposit growth, to fund lending activities at its mortgage banking subsidiary, Southern Trust Mortgage, LLC. For the quarter ended March 31, 2009, tax equivalent yield on loans was 7.34% or 44 basis points higher than for the quarter ended December 31, 2008.

Interest income from the investment portfolio, which includes securities available for sale, federal funds sold and other interest bearing deposits, increased $37,000 from the three months ended December 31, 2008 to the three months ended March 31, 2009. The average balance of federal funds sold increased $10.4 million from the December 31, 2008 quarter end average balance of $10.8 million. During the three months ended March 31, 2009, the Company increased its cash liquidity position by investing the proceeds of maturities and principal payments of securities into federal funds sold, as a precaution against the economic uncertainties and the resulting volatility that occurred in the securities markets. Accordingly, the yields on these investments were lower than the Company could attain in other less liquid investments. For the quarter ended March 31, 2009, the tax equivalent yield on the investment portfolio decreased 30 basis points when compared to the quarter ended December 31, 2008, to 4.84%.

Total interest expense for the three months ended March 31, 2009 decreased $270,000 when compared to the three months ended December 31, 2008. Demand among local competitors for deposits remained high thereby keeping the costs of deposits elevated within certain categories. The Company benefited from the decrease in interest expense related to Tredegar Institutional Select, an interest bearing product that integrates the use of cash within client accounts at Middleburg Trust Company, which has a variable rate of interest. Interest expense on long-term borrowings decreased $137,000 as the result of a maturity on an advance of $10.0 million during the quarter. The average cost of interest bearing liabilities decreased 21 basis points to 2.73%, during the quarter ended March 31, 2009, when compared to the prior quarter. The average balance of interest bearing liabilities increased $33.1 million during the quarter ended March 31, 2009.

The net interest margin increased from 4.00% for the quarter ended December 31, 2008 to 4.45% for the quarter ended March 31, 2009. The increase in the net interest margin was mostly attributable to the increase in interest and fees on loans.

The Company’s net interest margin is not a measurement under accounting principles generally accepted in the United States, but it is a common measure used by the financial services industry to determine how profitably earning assets are funded. The Company’s net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent net interest income is calculated by grossing up interest income for the amounts that are non-taxable (i.e., municipal income) then subtracting interest expense. The tax rate utilized is 34%. Details on the calculation of the net interest margin are included in footnote (2) following the “Key Statistics” table below.

Asset Quality and Provision for Loan Losses

Provisions for loan losses were $1.0 million for the three months ended March 31, 2009, compared to $572,000 for the quarter ended December 31, 2008. Although the Company experienced a decrease in portfolio loans during 2009, it has recognized certain loans for charge-off and given the level of problem loans, continued uncertainty in the economy, and the current nationwide credit crisis, the Company deemed it prudent to maintain its allowance for loan losses at Middleburg Bank at 1.2% and increase the allowance at Southern Trust Mortgage to 48.7% from 43.9% at December 31, 2008.

Non-performing assets, including loans past due more that 90 days, increased from $15.6 million or 1.6% of total assets at December 31, 2008 to $17.3 million or 1.7% of total assets at March 31, 2009. This rise was mostly a result of the increase in other real estate owned and increases in non-accrual loans. During the first quarter of 2009, Middleburg Bank increased non-accrual loans by $1.2 million. The majority of past due non-real estate loans have been charged off and 73.5% of all past due loans are secured by consumer real estate. Given the current economic environment, it is anticipated there could be an increase in non performing loans, but it is not believed the increase will be as dramatic as that experienced in the first half of 2008.

Loans greater than 90 days past due decreased from $1.1 million at December 31, 2008 to $31,000 at March 31, 2009. The Company realized $1.4 million in net charge-offs for the quarter ended March 31, 2009 versus $329,000 for the prior quarter. Additional past dues and credit losses are expected due to the current economic forecast.

The following table reflects asset quality and provision for loan loss details for the Bank and Southern Trust Mortgage:

	2009	2008
(Dollars in thousands)	March 31,	December 31,	September 30,	June 30,	March 31,
Loans 90+ days past due
Middleburg Bank	$31	$540	$2,857	$1,444	$--
Southern Trust Mortgage	--	577	1,461	1,294	1,231

Non accrual loans
Middleburg Bank	$6,738	$5,550	$2,966	$3,391	$5,125
Southern Trust Mortgage	2,150	1,340	3,725	3,476	4,326

Other Real Estate Owned and
Other Repossessed Assets
Middleburg Bank	$5,001	$4,586	$4,753	$3,277	$2,427
Southern Trust Mortgage	3,366	3,026	2,114	1,634	439

Allowance for loan losses
Middleburg Bank	$7,922	$8,056	$7,884	$7,889	$7,206
Southern Trust Mortgage	1,785	1,989	1,997	1,863	1,471

Non-Interest Income

Including investment losses, consolidated non-interest income increased by $1.1 million or 29.4% when comparing the quarter ended March 31, 2009 to the quarter ended December 31, 2008. Gains on mortgages held for resale increased $996,000 to $2.8 million for the quarter ended March 31, 2009, when compared to the previous quarter.

Trust and investment advisory fees earned by Middleburg Trust Company (“MTC”) and Middleburg Investment Advisors (“MIA”) decreased 3.7% or $31,000 when comparing the quarter ended March 31, 2009 to the quarter ended December 31, 2008. Trust and investment advisory fees are based primarily upon the market value of the accounts under administration/management. For the quarter ended March 31, 2009, MTC’s consolidated fees decreased 0.9% or $4,000 when compared to the quarter ended December 31, 2008. MIA’s consolidated fees decreased by 6.4% or $27,000 when comparing the three months ended December 31, 2008 to the three months ended March 31, 2009. Total consolidated assets under administration by MTC and MIA were at $812.2 million at March 31, 2009, a decrease of $81.5 million or 9.1% from the $893.7 million under administration at December 31, 2007. The Bank holds a large portion of its investment portfolio in custody with MTC and is included in assets under administration.

Service charges on deposits increased by $15,000 or 3.4% from the quarter ended December 31, 2008 to the quarter ended March 31, 2009. ATM and VISA check card fees increased $13,000 from the previous quarter. Commissions on investment sales decreased $10,000 from the quarter ended December 31, 2008 to the quarter ended March 31, 2009.

Gains of the sale of loans were $2.8 million for the quarter ended March 31, 2009 and $1.8 million for the previous quarter. Southern Trust Mortgage closed $270.8 million in loans for the three months ended March 31, 2009 and $145.7 million in loans for the three months ended December 31, 2008.

Net gains on the sale of securities were $230,000 for the quarter ended March 31, 2009. The Company sold $29.9 million in securities available for sale during the three months ended March 31, 2009 in an effort to shorten the weighted average life of its investment portfolio.

Equity earnings in unconsolidated subsidiaries represent Southern Trust Mortgage’s equity earnings from its unconsolidated mortgage affiliates. For the quarter ended March 31, 2009, the Company recognized $111,000 on these investments, compared to $55,000 for the previous quarter.

Income earned from the Bank’s $11.3 million investment in Bank Owned Life Insurance (BOLI) was $127,000 and $109,000 for the quarters ended March 31, 2009 and December 31, 2008, respectively. The Company purchased $10.8 million in BOLI in 2004 and $485,000 in BOLI in 2007 to help subsidize increasing employee benefit costs and expenses related to the restructure of its supplemental retirement plans.

Other service charges, including fees from loans, mortgages held for sale and other service fees, increased $18,000 or 5.1% when comparing the three months ended March 31, 2009 to the three months ended December 31, 2008.

Non-Interest Expense

Non-interest expense increased $194,000 or 1.7% from the quarter ended December 31, 2008 to the quarter ended March 31, 2009. The increase was primarily due to increases in salary and employee benefits.

Salaries and employee benefit expenses increased $899,000 or 14.1% when comparing the quarter ended December 31, 2008 to the quarter ended March 31, 2009. The increase, when compared to the prior quarter, is impacted by increased commissions paid to mortgage originators for increased production. During the fourth quarter of 2008, the Company recognized lower than usual health insurance expense as the result of an adjustment to its minimum premium insurance account.

Net occupancy expense decreased $116,000 when comparing the quarter ended December 31, 2008 to the quarter ended March 31, 2009. As growth efforts continue to progress, the Company anticipates higher levels of occupancy expense to be incurred.

Other taxes decreased $16,000 from the quarter ended December 31, 2008 to the quarter ended March 31, 2009. Other taxes includes franchise taxes paid by Middleburg Bank and Middleburg Trust Company and is based on total capital of each company, respectively, net of certain adjustments.

Computer operations of $301,000 were relatively unchanged for the quarter ended March 31, 2009, when compared to the previous quarter.

Advertising and marketing expense decreased $224,000 when comparing the quarter ended December 31, 2008 to the quarter ended March 31, 2009. The Company reduced the amount of advertising during the three months ended March 31, 2009, compared to the three months ended December 31, 2008.

Other operating expenses decreased $351,000 or 11.9% when comparing the quarter ended December 31, 2008 to the quarter ended March 31, 2009. The decrease results lower expenses related to other real estate owned by Southern Trust Mortgage, when compared to the fourth quarter of 2008 and general cost cutting measures.

Total Consolidated Assets

Total assets increased $13.1 million or 1.3% to $998.3 million at March 31, 2009 from $985.2 million at December 31, 2008. Cash and cash equivalents increased $11.9 million as the Company focused on improving liquidity in an effort to provide a funding source for Southern Trust Mortgage’s anticipated loan demand. The investment portfolio decreased $15.4 million or 8.5% to $165.9 million at March 31, 2009 compared to $181.3 million at December 31, 2008. At March 31, 2009, the tax equivalent yield on the investment portfolio was 5.44%.

Loans, net of allowance for loan losses, decreased by $11.8 million when comparing December 31, 2008 to March 31, 2009. Considering the current interest rate and competitive market environment, the Company has been diligent about maintaining its credit quality and thereby cautious about the growth it has permitted in the loan portfolio.

On January 30, 2009, the Company received $22 million in funds from the U.S. Treasury under the Capital Purchase Program. Upon receipt, the Company placed the funds on deposit with Middleburg Bank, which subsequently invested the funds in mortgage participations with Southern Trust Mortgage. The agreement between Middleburg Bank and Southern Trust Mortgage provides for up to $50 million in participation of mortgages held for resale. Mortgages held for resale increased 64.9% or $26.1 million when comparing the March 31, 2009 balance to that at December 31, 2008. Production during the first quarter of 2009 was $270.8 million and was higher than each of the quarterly results reported for 2008 or 2007.

Premises and equipment, net of depreciation, decreased 0.3% to $22.9 million at March 31, 2009 from $23.0 million at December 31, 2008.

Deposits and Other Borrowings

Total deposits, which include brokered deposits, increased 3.8% to $773.2 million at March 31, 2009 from $744.8 million at December 31, 2008. Brokered deposits were $111.4 million and $107.8 million at March 31, 2009 and December 31, 2008, respectively. Interest checking increased $24.9 million, from $171.1 million at December 31, 2008.

Short term borrowings, which include Southern Trust Mortgage’s line of credit with a regional bank, were $15.3 million at March 31, 2009 and $40.9 million at December 31, 2008. Southern Trust Mortgage has a long standing line of credit with its correspondent bank that is primarily used to fund its mortgages held for sale.

Equity

Total shareholders’ equity, which includes non-controlling interest in accordance with SFAS No. 160, at March 31, 2009 and December 31, 2008, was $100.7 million and $77.6 million, respectively. Middleburg Financial Corporation’s shareholders’ equity at March 31, 2009 and December 31, 2008 was $98.1 million and $75.7 million, respectively. The total book value of the Company at March 31, 2009 was $20.71 per common share. Total common shares outstanding were 4,730,317 at March 31, 2009.

Certain information contained in this discussion may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to the Company’s future operations and are generally identified by phrases such as “the Company expects,” “the Company believes” or words of similar import. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For details on factors that could affect expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, and other filings with the Securities and Exchange Commission.

Middleburg Financial Corporation is headquartered in Middleburg, Virginia and has two wholly owned subsidiaries, Middleburg Bank and Middleburg Investment Group, Inc. Middleburg Bank serves Loudoun, Fairfax, and Fauquier Counties in Virginia with eight financial service centers. Middleburg Investment Group owns Middleburg Trust Company and Middleburg Investment Advisors, Inc. Middleburg Trust Company are headquartered in Richmond, Virginia with a branch office in Middleburg and Williamsburg. Middleburg Investment Advisors, Inc. is an SEC registered investment advisor located in Alexandria, Virginia.

MIDDLEBURG FINANCIAL CORPORATION
SUMMARY INCOME STATEMENT
( Unaudited, dollars in thousands)	For the Three Months Ended,
	Mar. 31, 2009	Dec. 31, 2008	Sep. 30, 2008	Jun. 30, 2008	Mar. 31, 2008
INTEREST INCOME
Interest and fees on loans	$12,950	$12,036	$11,968	$11,925	$12,159
Interest on investment securities	2,041	2,004	2,049	1,963	1,818

TOTAL INTEREST INCOME	$14,991	$14,040	$14,017	$13,888	$13,977

INTEREST EXPENSE
Interest on deposits	4,156	4,262	3,793	$3,490	$3,946
Interest on borrowings	1,151	1,315	1,658	1,951	2,304

TOTAL INTEREST EXPENSE	$5,307	$5,577	$5,451	$5,441	$6,250

NET INTEREST INCOME	$9,684	$8,463	$8,566	$8,447	$7,727

PROVISION FOR LOAN LOSSES	1,037	572	318	2,307	2,064

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	$8,647	$7,891	$8,248	$6,140	$5,663

NON INTEREST INCOME
Trust and investment advisory fee income	$797	$828	$947	$978	$984
Service charges on deposits	455	440	504	505	473
Gain on the sale of loans	2,792	1,796	2,274	2,321	2,266
Net (losses) gains on securities available for sale	230	130	(785)	(367)	108
Commissions on investment sales	85	95	94	127	117
Equity earnings in unconsolidated subsidiaries	111	55	78	77	105
Bank owned life insurance	127	109	114	131	114
Other service charges, commissions and fees	374	356	558	490	582
Other operating income	16	45	192	10	53

TOTAL NON INTEREST INCOME	$4,987	$3,854	$3,976	$4,272	$4,802

NON INTEREST EXPENSE
Salaries and employee benefits	$7,260	$6,361	$5,964	$6,467	$6,585
Net occupancy expense of premises	1,384	1,500	1,502	1,431	1,393
Other taxes	145	161	161	161	160
Computer operations	301	299	268	276	267
Advertising and marketing	149	373	136	279	129
Other operating expenses	2,593	2,944	2,013	1,796	1,973

TOTAL NON INTEREST EXPENSE	$11,832	$11,638	$10,044	$10,410	$10,507

INCOME BEFORE TAXES	$1,802	$107	$2,180	$2	$(42)
Income tax expense (benefit)	140	21	654	(67)	(164)

NET INCOME (1)	$1,662	$86	$1,526	$69	$122

NON-CONTROLLING INTEREST IN CONSOLIDATED SUBSIDIARY	(678)	405	29	292	31

MIDDLEBURG FINANCIAL CORPORATION NET INCOME	$984	$491	$1,555	$361	$153

(1)

On January 1, 2009, Middleburg Financial Corporation adopted Statement of Financial Accounting Standards No. 160 (SFAS No. 160), “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51,” the provisions of which, among others, requires that minority interests be renamed non-controlling interests and that a company present a consolidated net income (loss) measure that includes the amount attributable to such non-controlling interests for all periods presented.

MIDDLEBURG FINANCIAL CORPORATION
BALANCE SHEET
(Unaudited, dollars in thousands)
	Mar. 31, 2009	Dec. 31, 2008	Sep. 30, 2008	Jun. 30, 2008	Mar. 31, 2008
Assets:
Cash and due from banks	$21,059	$23,980	$23,747	$23,564	$23,962
Interest-bearing balances in banks	1,725	2,400	560	2,417	642
Federal funds sold	24,500	9,000	5,100	11,500	2,500
Securities at fair value	165,921	181,312	155,859	155,350	157,221
Loans, net of allowance for loan losses	650,600	662,375	649,975	650,723	650,593
Mortgages held for resale	66,439	40,301	36,661	42,112	31,061
Bank premises and equipment, net	22,920	22,987	23,036	22,270	21,647
Other assets	45,099	42,836	42,351	40,457	35,480

Total assets	$998,263	$985,191	$937,289	$948,393	$923,106

Liabilities:
Deposits:
Non-interest bearing demand deposits	$113,130	$110,537	$116,467	$117,304	$124,062
Savings and interest-bearing demand deposits	329,042	300,006	305,061	293,293	261,518
Time deposits	331,075	334,239	273,683	249,631	210,447
Total deposits	$773,247	$744,782	$695,211	$660,228	$596,027

Federal funds purchased	--	--	--	--	--
Securities sold under agreements to repurchase	18,989	22,678	25,389	51,044	53,097
Short term borrowings	15,340	40,944	38,526	43,610	73,726
Long-term debt	74,000	84,000	89,000	104,000	104,000
Trust preferred capital notes	5,155	5,155	5,155	5,155	5,155
Other liabilities (2)	10,833	10,027	8,256	8,868	10,584
Total liabilities	$897,564	$907,586	$861,537	$872,905	$842,589

Shareholders' Equity: (1)
Middleburg Financial Corporation shareholders' equity:
Preferred stock, par value $1,000.00 per share	$22,000	$--	$--	$--	$--
Common stock, par value $2.50 per share	11,826	11,336	11,322	11,317	11,317
Capital surplus	25,666	23,967	23,885	23,847	23,836
Retained earnings	43,666	43,555	43,070	42,376	42,876
Accumulated other comprehensive income (loss), net	(5,026)	(3,181)	(4,874)	(4,455)	(1,097)
Total Middleburg Financial Corporation shareholders' equity	98,132	75,677	73,403	73,085	76,932
Non-controlling interest	2,567	1,928	2,349	2,403	3,585

Total shareholders' equity	$100,517	$77,605	$75,752	$75,488	$80,517
Total liabilities and shareholders' equity	$998,263	$985,191	$937,289	$948,393	$923,106

(2)   On January 1, 2009, Middleburg Financial Corporation adopted Statement of Financial Accounting Standards No. 160 (SFAS No. 160), “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51,” the provisions of which, among others, requires that minority interests be renamed noncontrolling interests and that a company present such non-controlling interests as equity for all periods presented.

(3)   Other liabilities include the issued and outstanding preferred stock of Southern Trust Mortgage, LLC owned by the non-controlling interest, in accordance with SFAS No. 160.

MIDDLEBURG FINANCIAL CORPORATION
KEY STATISTICS
(Unaudited, dollars in thousands, except per share data)
	Mar. 31, 2009	Dec. 31, 2008	Sep. 30, 2008	Jun. 30, 2008	Mar. 31, 2008
Net Income	$984	$491	$1,555	$361	$153
Earnings per share, basic	$0.17	$0.11	$0.34	$0.08	$0.03
Earnings per share, diluted	$0.17	$0.11	$0.34	$0.08	$0.03

Return on average total assets (1)	0.35%	0.21%	0.66%	0.23%	0.53%
Return on average total equity (1)	3.84%	2.66%	8.42%	2.81%	5.86%
Dividend payout ratio, net of preferred dividends	111.76%	0.00%	55.88%	237.50%	633.33%
Fee revenue as a percent of total revenue(2)	24.09%	20.96%	25.35%	35.45%	37.79%

Net interest margin(3)	4.45%	4.00%	4.09%	4.03%	3.91%
Yield on average earning assets	6.79%	6.53%	6.62%	6.55%	6.98%
Yield on average interest-bearing liabilities	2.73%	2.94%	2.94%	2.99%	3.73%
Net interest spread	4.06%	3.59%	3.67%	3.56%	3.25%

Non-interest income to average assets	1.93%	1.56%	2.03%	1.99%	2.09%
Non-interest expense to average assets	4.80%	4.71%	4.27%	4.46%	4.75%

Efficiency ratio(4)	79.50%	89.21%	73.64%	78.15%	82.58%

(1)	Gains (losses) on securities are treated as one-time occurrences and have not been annualized in the calculations of return.

(2)	Excludes gains and losses on securities available for sale.

(3)

The net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent net interest income is calculated by grossing up interest income for the amounts that are non taxable (i.e., municipal income) then subtracting interest expense. The tax rate utilized is 34%. For the quarters ended March 31, 2009, December 31, 2008, September 30, 2008 June 30, 2008 and March 31, 2008 net interest income on a tax equivalent basis was $10.1 million, 8.8 million, $8.8 million, $8.7 million and $8.0 million, respectively. See the table below for a reconciliation of net interest income to tax equivalent net interest income. The Company’s net interest margin is a common measure used by the financial service industry to determine how profitably earning assets are funded. Because the Company earns a fair amount of non-taxable interest income due to the mix of securities in its investment security portfolio, net interest income for the ratio is calculated on a tax equivalent basis as described above.

(4)

The efficiency ratio is not a measurement under accounting principles generally accepted in the United States. It is calculated by dividing non interest expense by the sum of tax equivalent net interest income and non-interest income excluding gains and losses on the investment portfolio. The tax rate utilized is 34%. For the quarters ended March 31, 2009, December 31, 2008, September 30, 2008, June 30, 2008 and March 31, 2008, tax equivalent net interest income was $10.1 million, $8.8 million, $8.8 million, $8.7 million and $8.0 million, respectively. See the table below for a reconciliation of net interest income to tax equivalent net interest income. Total non-interest income, excluding gains and losses on the investment portfolio, for the quarters ended March 31, 2009, December 31, 2008, September 30, 2008, June 30, 2008 and March 31, 2008, was $4.8 million, $3.7 million, $4.8 million, $4.6 million and $4.7 million, respectively. The Company calculates this ratio in order to evaluate its overhead structure or how effectively it is operating. An increase in the ratio from period to period indicates the Company is losing a larger percentage of its income to expenses. The Company believes that the efficiency ratio is a reasonable measure of profitability.

MIDDLEBURG FINANCIAL CORPORATION
SELECTED FINANCIAL DATA BY QUARTER
(Unaudited, dollars in thousands, except per share data)
	Mar. 31, 2009	Dec. 31, 2008	Sep. 30, 2008	Jun. 30, 2008	Mar. 31, 2008
BALANCE SHEET RATIOS
Net loans to total deposits	84.14%	88.94%	93.49%	98.56%	109.15%
Average interest-earning assets to average-interest bearing liabilities	116.57%	116.07%	116.73%	118.78%	121.52%
PER SHARE DATA
Dividends	$0.19	$0.00	$0.19	$0.19	$0.19
Book value	$20.71	$16.71	$16.21	$16.14	$17.04
Tangible book value	$19.30	$15.21	$14.70	$14.61	$15.57
SHARE PRICE DATA
Closing price	$11.47	$14.59	$17.49	$19.21	$24.17
Diluted earnings multiple(1)	0.53	0.88	1.08	1.20	1.43
Book value multiple(2)	0.55	0.87	1.08	1.19	1.42
COMMON STOCK DATA
Outstanding shares at end of period	4,730,317	4,534,317	4,528,817	4,526,817	4,526,817
Weighted average shares outstanding	4,536,495	4,528,108	4,528,476	4,526,817	4,526,383
Weighted average shares outstanding, diluted	4,538,598	4,545,468	4,551,843	4,561,879	4,558,907
CAPITAL RATIOS
Total parent equity to total assets	9.83%	7.68%	7.83%	7.71%	8.33%
Total risk based capital ratio	14.51%	11.59%	11.77%	11.32%	11.45%
Tier 1 risk based capital ratio	13.27%	10.34%	10.52%	10.08%	10.29%
Leverage ratio	10.48%	8.40%	8.51%	8.17%	8.82%
CREDIT QUALITY
Net charge-offs to average loans	0.19%	0.11%	0.03%	0.18%	0.27%
Total non-performing loans to total loans	1.35%	1.02%	1.01%	1.04%	1.45%
Total non-performing assets to total assets	1.73%	1.47%	1.45%	1.24%	1.35%
Non-accrual loans to:
total loans	1.35%	1.02%	1.01%	1.04%	1.45%
total assets	0.89%	0.70%	0.71%	0.72%	1.03%
Allowance for loan losses to:
total loans	1.48%	1.40%	1.40%	1.40%	1.32%
non-performing assets	56.16%	69.27%	72.56%	82.81%	69.84%
non-accrual loans	109.21%	145.79%	147.03%	142.01%	90.85%
NON-PERFORMING ASSETS:
Loans delinquent over 90 days	$31	$1,117	$4,318	$2,738	$1,231
Non-accrual loans	8,888	6,890	6,691	6,867	9,551
Other real estate owned and repossessed assets	8,367	7,612	6,867	4,910	2,874
NET LOAN CHARGE-OFFS (RECOVERIES):
Loans charged off	$1,369	$794	$239	$1,240	$1,786
(Recoveries)	(19)	(16)	(7)	(8)	(7)
Net charge-offs (recoveries)	1,350	778	232	1,232	1,779
Provision for loan losses	$1,037	$572	$318	$2,307	$2,064
ALLOWANCE FOR LOAN LOSS SUMMARY
Balance at the beginning of period	$10,020	$9,777	$9,691	$8,616	$7,093
STM allowance at beginning of period	-	-	-	-	1,238
Provision	1,037	572	318	2,307	2,064
Net charge-offs (recoveries)	1,350	329	232	1,232	1,779
Balance at the end of period	9,707	10,020	9,777	9,691	8,616

(1)

The diluted earnings multiple (or price earnings ratio) is calculated by dividing the period’s closing market price per share by total equity per weighted average shares outstanding, diluted for the period. The diluted earnings multiple is a measure of how much an investor may be willing to pay for $1.00 of the Company’s earnings.

(2)

The book value multiple (or price to book ratio) is calculated by dividing the period’s closing market price per share by the period’s book value per share. The book value multiple is a measure used to compare the Company’s market value per share to its book value per share.

Middleburg Financial Corporation

Average Balances, Income and Expenses, Yields and Rates

Three Months Ended March 31,

		2009			2008
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate (3)	Balance	Expense	Rate (3)
(Unaudited, dollars in thousands)
Assets :
Securities:
Taxable	$115,468	$1,279	4.49%	$98,025	$1,242	5.10%
Tax-exempt (1) (2)	62,031	1,103	7.21%	42,818	723	6.79%
Total securities	$177,499	$2,382	5.44%	$140,843	$1,965	5.61%
Loans
Taxable	$715,438	$12,950	7.34%	$666,776	$12,159	7.33%
Tax-exempt (1)	3	--	0.00%	12	--	0.00%
Total loans	$715,441	$12,950	7.34%	$666,788	$12,159	7.33%
Federal funds sold	21,201	12	0.23%	7,854	65	3.33%
Interest bearing deposits in
other financial institutions	3,541	22	2.52%	3,948	34	3.46%
Total earning assets	$917,682	$15,366	6.79%	$819,433	$14,223	6.98%
Less: allowances for credit losses	(9,843)			(8,487)
Total nonearning assets	91,382			69,044
Total assets	$999,221			$879,990

Liabilities:
Interest-bearing deposits:
Checking	$224,570	$811	1.46%	$154,814	$854	2.22%
Regular savings	51,960	184	1.44%	54,305	289	2.14%
Money market savings	35,876	109	1.23%	41,683	113	1.09%
Time deposits:
$100,000 and over	130,201	1,119	3.49%	137,087	1,573	4.62%
Under $100,000	205,424	1,933	3.82%	91,690	1,117	4.90%
Total interest-bearing deposits	$648,031	$4,156	2.60%	$479,579	$3,946	3.31%

Short-term borrowings	31,735	276	3.53%	41,657	785	7.58%
Securities sold under agreements
to repurchase	23,099	22	0.39%	54,399	385	2.85%
Long-term debt	84,377	853	4.10%	98,078	1,130	4.63%
Federal Funds Purchased	--	--	--	679	4	2.37%
Total interest-bearing liabilities	$787,242	$5,307	2.73%	$674,392	$6,250	3.73%
Non-interest bearing liabilities
Demand Deposits	107,326			113,880
Other liabilities	10,462			8,854
Total liabilities	$905,030			$797,126
Non-controlling interest	1,875			3,699
Shareholders' equity	91,875			79,165
Total liabilities and shareholders'
equity	$999,221			$879,990

Net interest income		$10,059			$7,973

Interest rate spread			4.06%			3.25%
Interest expense as a percent of
average earning assets			2.35%			3.07%
Net interest margin			4.45%			3.91%

(1) Income and yields are reported on tax equivalent basis assuming a federal tax rate of 34%.
(2) Income and yields include dividends on preferred bonds which are 70% excludable for tax purposes.
(3) All yields and rates have been annualized on a 365 day year.

MIDDLEBURG FINANCIAL CORPORATION
RECONCILIATION OF NET INTEREST INCOME TO
TAX EQUIVALENT NET INTEREST INCOME

FOR THE YEAR-TO-DATE PERIOD ENDED
(Unaudited, dollars in thousands)	Mar. 31, 2009	Dec. 31, 2008	Sep. 30, 2008	Jun. 30, 2008	Mar. 31, 2008
GAAP measures:
Interest Income – Loans	$12,950	$48,088	$36,052	$24,084	$12,159
Interest Income - Investments & Other	2,041	7,834	5,830	3,781	1,818
Interest Expense – Deposits	4,156	15,492	11,230	7,436	3,946
Interest Expense - Other Borrowings	1,151	7,227	5,912	4,255	2,304
Total Net Interest Income	$9,684	$33,203	$24,740	$16,174	$7,727
Plus:
NON-GAAP measures:
Tax Benefit Realized on Non- Taxable Interest Income - Loans	$--	$1	$--	$--	$--
Tax Benefit Realized on Non- Taxable Interest Income - Municipal Securities	375	1,125	787	505	246
Tax Benefit Realized on Non- Taxable Interest Income - Corporate Securities	--	--	--	--	--
Total Tax Benefit Realized on Non- Taxable Interest Income	$375	$1,126	$787	$505	$246

Total Tax Equivalent Net Interest Income	$10,059	$34,328	$25,527	$16,679	$7,973

FOR THE THREE MONTH PERIOD ENDED
(Unaudited, dollars in thousands)	Mar. 31, 2009	Dec. 31, 2008	Sep. 30, 2008	Jun. 30, 2008	Mar. 31, 2008
GAAP measures:
Interest Income – Loans	$12,950	$12,036	$11,967	$11,926	$12,159
Interest Income - Investments & Other	2,041	2,004	2,049	1,963	1,818
Less: Interest Expense – Deposits	4,156	4,263	3,793	3,491	3,946
Less: Interest Expense - Other Borrowings	1,151	1,314	1,657	1,951	2,304
Total Net Interest Income	$9,684	$8,463	$8,566	$8,447	$7,727
Plus:
NON-GAAP measures:
Tax Benefit Realized on Non- Taxable Interest Income - Loans	$--	$--	$--	$--	$--
Tax Benefit Realized on Non- Taxable Interest Income - Municipal Securities	375	338	282	259	246
Tax Benefit Realized on Non- Taxable Interest Income - Corporate Securities	--	--	--	--	--
Total Tax Benefit Realized on Non- Taxable Interest Income	$375	$338	$282	$259	$246

Total Tax Equivalent Net Interest Income	$10,059	$8,801	$8,848	$8,706	$7,973